VOTING AGREEMENT

     This VOTING AGREEMENT, dated as of January 15, 2008, is made by and among NAMMCO, a Wyoming Partnership, Steven C. Kirkwood, Robert W. Kirkwood, and Stephen L. Payne (collectively the “NAMMCO Sellers” and each individually a “Shareholder”), and Uranerz Energy Corporation (“Uranerz”), a Nevada corporation.

RECITALS

     A. Uranerz and the NAMMCO Sellers have entered into a Purchase and Sale Agreement With Mining Venture dated September 19, 2007 (the “Purchase Agreement”) pursuant to which at Closing Uranerz shall issue and deliver to NAMMCO Sellers five million and seven hundred and fifty thousand (5,750,000) shares of common stock of Uranerz Energy Corporation as Share Consideration, allocated among the NAMMCO Sellers as shown on Exhibit A attached hereto and incorporated herein, subject to all required stock exchange and applicable security laws approvals. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.

     B. The Purchase Agreement provides that the issuance and delivery of the Share Consideration be subject to the voting restrictions set forth in the Purchase Agreement whereby Uranerz’ management or Uranerz’ appointed agent will have the right to vote fifty percent (50%) of such Share Consideration, whether held directly or indirectly, for a period of three years following Closing (“Voting Restrictions”).

     C. By executing the Purchase Agreement, the NAMMCO Sellers have acknowledged and agreed that the Share Consideration shall be subject to the Voting Restrictions.

     D. The parties hereto desire to enter into this Voting Agreement to implement the Voting Restrictions.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

AGREEMENT

     1. Authority. The NAMMCO Sellers hereby jointly and severally represent and warrant, and acknowledge that Uranerz entered into the Purchase Agreement in reliance upon the NAMMCO Sellers’ representations and warranties, that upon Sellers’ receipt of the Share Consideration and their entry into this Voting Agreement:

               (a) they are the record legal and beneficial owners of the Share Consideration and they own the Share Consideration free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Voting Agreement;

               (b) if such Shareholder is a natural person, she or he has the legal capacity to enter into this Voting Agreement and perform her or his obligations hereunder;

               (c) if such Shareholder is an entity, it is duly organized, validly existing and in good standing, and the execution and delivery of this Voting Agreement by such Shareholder and the performance of its obligations hereunder have been duly authorized by all necessary actions;

               (d) each Shareholder has the sole right and power to vote or to direct the voting of its Restricted Voting Shares as defined in Section 2(a); and

               (e) if such Shareholder is a natural person and married and her or his Restricted Voting Shares constitute community property or spousal approval is otherwise required for this Voting Agreement to be legal, valid and binding, then, to the extent so required, this Voting Agreement has been duly authorized, executed, and delivered by, and constitutes a valid and binding agreement of, the Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

     2. Consent; Voting Restrictions.

               (a) The NAMMCO Sellers have acknowledged and agreed per the Purchase Agreement that fifty percent (50%) of the outstanding and currently held shares of Uranerz common stock issued to them at Closing shall be subject to the Voting Restrictions and these shares are herein collectively referred to as “Restricted Voting Shares.”

               (b) Each Shareholder agrees that, for the period of three (3) years following the date of Closing, Uranerz’ management or Uranerz’ appointed agent shall have the right to vote all Restricted Voting Shares issued and delivered to Shareholder, whether held directly or indirectly by Shareholder.

               (c) Following Closing and the execution and delivery of this Voting Agreement, promptly upon the request of Uranerz and in the form requested by Uranerz, each Shareholder agrees to execute and deliver, or cause to be executed and delivered by the record owner thereof, in accordance with the laws of the State of Nevada, a shareholder consent, power-of-attorney, proxy, or other reasonably necessary authorization in or with respect to its Restricted Voting Shares to allow Uranerz’ management or Uranerz appointed agent to vote the Restricted Voting Shares in Uranerz’ sole discretion on each and every shareholder voting matter during the term of this Voting Agreement.

     3. Termination. The Voting Restrictions shall terminate three (3) years from the date of Closing. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

     4. Binding Effect. This Voting Agreement constitutes the valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms. Each Shareholder agrees that this Voting Agreement and the obligations hereunder shall attach to such Shareholder’s Restricted Voting Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Restricted Voting Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder’s heirs, guardians, administrators or successor. A Shareholder may transfer any of the Restricted Voting Shares to any other Shareholder who is on the date hereof a party to this Voting Agreement, or to any other person or entity, so long as prior to or coincident with such transfer the transferee agrees in writing to be bound by this Voting Agreement.

     5. Certain Events. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Uranerz affecting the Restricted Voting Shares during the term of this Agreement, the number of Restricted Voting Shares shall be adjusted appropriately and the Voting Restrictions and the other terms of this Voting Agreement shall apply to any such adjustment.

     6. Miscellaneous.

               (a) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given if delivered personally, on the date of such delivery or sent by reputable overnight courier, on the first business day following the date of such mailing, as follows:

If to NAMMCO Sellers:	NAMMCO
120 South Durbin
Casper, Wyoming 82601
Attn: Steven C. Kirkwood
Telephone: (307) 265-5178

With a copy to:
Phillip E. Pankoff
Phillip E. Pankoff, P.C.
3131 South Vaughn Way, Suite 300
Aurora, Colorado 80014
Telephone: (303) 755-8827

If to Uranerz:	Uranerz Energy Corporation
1701 East “E” Street
P.O. Box 50850
Casper, Wyoming 82605-0850
Attn: Glenn Catchpole, President
Telephone: (307) 265-8900

With a copy to:
Sonya Reiss, Corporate Counsel
Uranerz Energy Corporation
1410-800 West Pender Street
Vancouver, BC
Canada V6C 2V6 Telephone: (604) 689-1659

or to such other address as such party shall have designated by notice received by each other party.

               (b) Amendments, Waivers. This Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by each party hereto.

               (c) Successors and Assigns. This Voting Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               (d) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Voting Agreement and that application may be made to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Voting Agreement or prevent any violation hereof, including without limitation requiring a formal voting trust arrangement, and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

               (e) Governing Law. This Voting Agreement shall be governed by the laws of the State of Nevada, without regard to the principles of conflict of law thereof.

               (f) Counterparts. This Voting Agreement may be executed and delivered by facsimile in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

[end of text of Voting Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first above written.

NAMMCO Sellers

NAMMCO, a Wyoming Partnership

By: /s/ William C. Kirkwood
William C. Kirkwood, General Partner

/s/ Steven C. Kirkwood
STEVEN C. KIRKWOOD, Individually

/s/ Robert W. Kirkwood
ROBERT W. KIRKWOOD, Individually

/s/ Stephen L. Payne
STEPHEN L. PAYNE, Individually

Uranerz

URANERZ ENERGY CORPORATION, a Nevada
corporation

By /s/ Glenn J. Catchpole
Glenn J. Catchpole, President